POWER OF ATTORNEY	Page 1 of 3
Exhibit 99
POWER OF ATTORNEY
     The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Jr., Robert C. Robb, Jr., Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Richard S. Davis, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff Denis R. Molleur, Donald C, Burke, Neal J. Andrews, Edward Baer and Vincent Tritto, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.
(Remainder of page intentionally left blank)

POWER OF ATTORNEY	Page 2 of 3
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of November 2007.

Signature	Title

/s/ David O. Beim	Director/Trustee

David O. Beim

/s/ Ronald W. Forbes	Director/Trustee

Ronald W. Forbes

/s/ Dr. Matina Horner	Director/Trustee

Dr. Matina Horner

/s/ Rodney D. Johnson	Director/Trustee

Rodney D. Johnson

/s/ Herbert I. London	Director/Trustee

Herbert I. London

/s/ Cynthia A. Montgomery	Director/Trustee

Cynthia A. Montgomery

/s/ Joseph P. Platt, Jr.	Director/Trustee

Joseph P. Platt, Jr.

/s/ Robert C. Robb, Jr.	Director/Trustee

Robert C. Robb, Jr.

/s/ Toby Rosenblatt	Director/Trustee

Toby Rosenblatt

/s/ Kenneth L. Urish	Director/Trustee

Kenneth L. Urish

/s/ Frederick W. Winter	Director/Trustee

Frederick W. Winter

/s/ Richard S. Davis	Director/Trustee

Richard S. Davis

/s/ Henry Gabbay	Director/Trustee

Henry Gabbay

POWER OF ATTORNEY	Page 3 of 3
Appendix A

BlackRock Funds
Merrill Lynch U.S.A. Government Reserves
BlackRock Series, Inc.
BlackRock Financial Institution Series Trust
CMA Multi-State Municipal Series Trust
Merrill Lynch U.S. Treasury Money Fund
Quantitative Master Series LLC
BlackRock Index Funds, Inc.
Merrill Lynch Ready Assets Trust
BlackRock Healthcare Fund, Inc.
BlackRock Global Technology Fund, Inc.
CMA Money Fund
CMA Government Securities Fund
CMA Tax Exempt Fund
CMA Treasury Fund
WCMA Government Securities Fund
WCMA Money Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund
BlackRock Developing Capital Markets Fund Inc.
BlackRock Latin America Fund, Inc.
BlackRock Pacific Fund, Inc.
BlackRock Global Financial Services Fund, Inc.
BlackRock Large Cap Series Funds, Inc.
Merrill Lynch Retirement Reserves Money Fund
Merrill Lynch Funds for Institutions Series
BlackRock Master LLC
Master Treasury LLC
Master Tax-Exempt LLC
Master Government Securities LLC
Master Money LLC
BlackRock Liquidity Funds
Global Financial Services Master LLC
Master Large Cap Series LLC
Master Institutional Money Market LLC

3